ASSET PURCHASE AGREEMENT

THIS AGREEMENT dated for reference the __3_ day of April, 2009.

AMONG:

CHEETAH OIL & GAS LTD., a corporation existing under the laws of the State of Nevada with its executive office at Box 172 Station A, Nanaimo, British Columbia, Canada

(herein called “Cheetah”)

AND:

LEXARIA CORP., a corporation existing under the laws of the State of Nevada with its executive office at 604-700 West Pender Street, Vancouver, , British Columbia, Canada

(herein called “Lexaria”)

(Cheetah and Lexaria collectively the “Purchasers”)

AND:

DELTA OIL & GAS, INC., a corporation existing under the laws of the State of Colorado with its executive office at 2600 144 4th Ave S.W., Alberta, Canada

(herein called “Delta”)

AND:

THE STALLION GROUP, a corporation existing under the laws of the State of Nevada with its executive office at 604-700 West Pender Street, Vancouver, British Columbia, Canada

(herein called “Stallion”)

(Delta and Stallion collectively the “Vendors”)

WHEREAS:

A.           Delta owns certain oil and gas interests located in Missippi, USA as set out in Schedule 1A which it proposes to sell (the “Delta Assets”);

B.           Stallion owns certain oil and gas interests located in Missippi, USA as set out in Schedule 1B which it proposes to sell (the “Stallion Assets”, collectively with the Delta Assets, the “Purchased Assets”) ;

C.           Cheetah wishes to acquire an 80% interest in the Purchased Assets and Lexaria wishes to acquire a 20% interest in the Purchased Assets;

D.           The Vendors have agreed to sell and the Purchasers have agreed to purchase their respective interests in the Purchased Assets.

NOW THEREFORE in consideration of the premises and the respective covenants, agreements representations, warranties and indemnities of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto covenant and agree as follows:

1.	DEFINED TERMS

1.1

For the purposes of this Agreement, unless the context otherwise requires, the following terms will have the respective meanings set out below and grammatical variations of such terms will have corresponding meanings:

“Affiliate” has the meaning given to that term in the Securities Act of 1933, as amended, and the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder;

	(a)	“Associate” has the meaning given to that term in the Securities Act of 1933, as amended, and the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder;

	(b)	“Purchased Assets” means the business assets as described in Schedule 1A and Schedule 1B of this Agreement;

	(c)	“Business Day” means any day which is not a Saturday, Sunday or statutory holiday in the United States and Canada;

	(d)	“Closing” means the completion of the transactions contemplated in this Asset Purchase Agreement;

	(e)	“Closing Date” means April 3, 2009, or such other date as the Vendors and the Purchasers may mutually determine;

	(f)	“Effective Closing Date” means January 31, 2009 at 11:59 P.M. PDT, at which time the commercial terms contemplated in this Asset and Purchase Agreement shall take full force and effect:

	(g)	“Contract” means any agreement, indenture, contract, lease, deed of trust, license, option, instrument or other commitment, whether written or oral;

(h)

“Encumbrance” means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege or any Contract to create any of the foregoing;

(i)

“Licenses” means all licenses, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory, or otherwise) required for the conduct in the ordinary course of the uses to which the Purchased Assets have been put;

(j)

“Losses” means, in respect of any matter, all claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including, without limitation, all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) arising directly or indirectly as a consequence of such matter and actually incurred by a party entitled to be indemnified hereunder, net of (i) any tax adjustments, benefits, savings or reductions to which such indemnified party is entitled resulting from such matter, and (ii) any insurance proceeds, in either case to which such indemnified party is entitled by virtue of such claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses;

	(k)	“Purchase Price” means the aggregate sum payable by the Purchasers to the Vendors for the Purchased Assets.

1.2	Currency. Unless otherwise indicated, all dollar amounts in this Agreement are expressed in United States funds.

1.3

Sections and Headings. The division of this Agreement into Articles, sections and subsections and the insertion of headings are for convenience of reference only and will not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an Article, section, subsection or Schedule refers to the specified Article, section or subsection of or Schedule to this Agreement.

1.4

Number, Gender and Persons. In this Agreement, words importing the singular number only will include the plural and vice versa, words importing gender will include all genders and words importing persons will include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

1.5

Accounting Principles. Except as otherwise stated, any reference in this Agreement to generally accepted accounting principles refers to generally accepted accounting principles that have been established in the United States of America, including those approved from time to time by the American Institute of Certified Public Accountants or any successor body thereto.

1.6

Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

1.7	Time of Essence. Time will be of the essence of this Agreement.

1.8

Applicable Law. This Agreement will be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties will be governed by, the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such state and all courts competent to hear appeals there from and waives, so far as is legally possible, its right to have any legal action relating to this Agreement tried by a jury.

1.9

Amendments and Waivers. No amendment or waiver of any provision of this Agreement will be binding on either party unless consented to in writing by such party. No waiver of any provision of this Agreement will constitute a waiver of any other provision, nor will any waiver constitute a continuing waiver unless otherwise provided.

1.10

Adjustments for Stock Splits, Etc.. Wherever in this Agreement there is a reference to a specific number of shares of stock of the Company, then, upon the occurrence of any subdivision, combination or stock dividend of such stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

1.11	Schedules. The following Schedules are attached to and form part of this Agreement: All terms defined in the body of this Agreement will have the same meaning in the Schedule attached hereto

Schedule 1A	Description of Delta Assets
Schedule 1B	Description of Stallion Assets
Schedule 2	Legal and Regulatory Proceedings
Schedule 3	Consents

2.	PURCHASE AND SALE

2.1

Subject to the terms and conditions of this Agreement, effective as at the Closing Date the Vendors will sell, transfer, and assign to the Purchasers and the Purchasers agrees to purchase from the Vendors, free and clear of all Encumbrances the Purchased Assets.

3.	PURCHASE PRICE AND ALLOCATION

3.1	The Purchase Price payable by the Purchasers to the Vendors for the Purchased Assets are as follows:

(a)

The Purchasers shall pay a total of US $170,000, as to 80% Cheetah and 20% Lexaria, comprised of, $100,333.98 to Delta and $56,299.04 to Stallion, on the Closing Date; and $13,366.97 to be held in trust with MacDonald Tuskey to be released in full within 5 days of closing to Griffin & Griffin Exploration, L.L.C to settle the outstanding liabilities shown below in section 3.1(c);

(b)

The Purchasers shall pay, as to 80% Cheetah and 20% Lexaria, to the Vendors, as to 100 % Stallion, US $500.00 US per month for a period of four (4) years from the Closing Date unless production at the Belmont Lake project declines to less than 65 Barrels of Oil per Day for a period of thirty (30) days or longer in which case these monthly payments are suspended until such time as production once again produces at an average of greater than 65 BOPD over a 1 month period. Then the payment ahall resume retroactively to the beginning of said month. All months that do not produce at this level shall be added to the time period of 4 years and shall continue until 48 months of production payments have been made;

(c)

The Purchasers will assume and pay within 5 days of the Closing Date, as to 80% Cheetah and 20% Lexaria, specified existing liabilities only of $30,366.97 ((($43,733.94 - $17,000)/2) +17,000) owing by the Vendors to Griffin & Griffin Exploration, L.L.C.;

3.2

The Purchasers shall be entitled to receive any and all oil and gas revenue due to the Vendors from the Purchased Assets but not yet remitted from Griffin & Griffin Exploration, L.L.C. as of the Closing Date.

4.	CLOSING, POSSESSION, AND NO ADJUSTMENTS

EFFECTIVE CLOSE DATE OF THIS AGREEMENT SHALL BE 11:59 P.M. PDT, JANUARY 31, 2009 WITHOUT FURTHER ADJUSTMENTS.

4.1

The physical Closing will take place on or before April 3, 2009 at 11:00AM (PST), on the Closing Date at the offices of Macdonald Tuskey, or at such other place, date, and time as may be mutually agreed upon by the parties hereto.

4.2	The Vendors will deliver possession of the Purchased Assets, free of any other claim to possession and any tenancies, to the Purchasers on the Closing Date.

4.3

Provided that there has been no material misrepresentation on the part of the parties to this agreement and all of their respective obligations under this Agreement have been fulfilled, there will be no adjustment of the Purchase Price for any reason whatsoever.

5.	REPRESENTATIONS AND WARRANTIES OF DELTA

5.1

Delta represents and warrants to each of the Purchasers, with the intent that each of the Purchasers will rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby, as follows:

(a)

the execution and delivery of this Agreement and the completion of the transaction contemplated hereby have been duly and validly authorized by all necessary limited liability company action on the part of Delta, and this Agreement constitutes a valid and binding obligation of Delta enforceable against Delta in accordance with its terms; except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(b)

except as will be remedied by the consents, approvals, releases, and discharges described in Schedule 3 - Consents attached hereto, neither the execution and delivery of this Agreement nor the performance of Delta’s obligations hereunder will:

(i)

violate or constitute default under any order, decree, judgment, statute, by-law, rule, regulation, or restriction applicable to Delta, the Delta Assets, or any contract, agreement, instrument, covenant, mortgage, or security, to which Delta is a party or which is binding upon Delta,

	(ii)	to the knowledge of Delta, result in any fees, duties, taxes, assessments, penalties or other amounts becoming due or payable by the Purchasers under any sales tax legislation. .

	(iii)	give rise to the creation or imposition of any Encumbrance on the Delta Assets,

	(iv)	violate or constitute default under any license, permit, approval, consent or authorization held by Delta, or

	(v)	violate or trigger any liability on behalf of the Purchasers pursuant to any legislation governing the sale of the Delta Assets by Delta.

(c)	Delta owns and possesses and has good and marketable title to the Delta Assets free and clear of all Encumbrances of every kind and nature whatsoever;

(d)	Delta does not have any indebtedness in excess of $10,000.00 which might by operation of law or otherwise now or hereafter constitute an Encumbrance upon the Delta Assets;

(e)

no person other than the Purchasers have any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from Delta of the Delta Assets;

(f)

except as otherwise provided herein, this Agreement discloses all contracts, engagements, and commitments, whether oral or written, relating to the Delta Assets including in particular contracts, engagements, and commitments:

	(i)	out of the ordinary course of business,

	(ii)	which entail the payment of in excess of $10,000.00 during any one year period

	(iii)	respecting ownership of or title to any interest or claim in or to any real or personal property making up the Delta Assets,

(iv)

respecting any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person except for cheques endorsed for collection in the ordinary course of the business;

(v)

any confidentiality, secrecy or non-disclosure contract, (whether Delta is a beneficiary or obligant thereunder) relating to any proprietary or confidential information or any non- competition or similar contract;

(vi)

there has not been any default in any obligation or liability in respect of said contracts, engagements, or commitments by Delta and Delta has performed all of the material obligations required to be performed by it and is entitled to all benefits under any contracts;

(vii)	there has not been any amendment, modification, variation, surrender, or release of said contracts, engagements, and commitments; and

(viii)

each of said contracts, engagements, and commitments is in good standing and in full force and effect and Delta has performed all of the material obligations required to be performed by it and is entitled to all benefits thereunder, and is not in default or alleged to be in default in respect of any material contract or any other contracts, engagements or commitments provided for in this Agreement, to which Delta is a party or by which it is bound;

(g)

neither the execution and delivery of this Agreement nor the completion of the purchase and sale hereby contemplated will give any party to this Agreement the right to terminate, dispute or cancel any licenses or permits, rules, regulations, and ordinances applicable to the Delta Assets or affect such compliance;

(h)

except as disclosed in Schedule 2 - Legal and Regulatory Proceedings, there are no actions, suits, proceedings, investigations, complaints, orders, directives, or notices of defect or noncompliance by or before any court, governmental or domestic commission, department, board, tribunal, or authority, or administrative, licensing, or regulatory agency, body, or officer issued, pending, or to the best of Delta’s knowledge threatened against or affecting Delta or in respect of the Delta Assets;

(i)

there is no requirement applicable to Delta to make any filing with, give any notice to or to obtain any license, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, except for the filings, notifications, licenses, permits, certificates, registrations, consents and approvals described in Schedule 3 - Consents, or that relate solely to the identity of the Purchasers or the nature of any business carried on by the Purchasers except for the notifications, consents and approvals described in Schedule 3 - Consents;

(j)

Delta has filed or caused to be filed all material tax returns of Delta which have become due (taking into account valid extensions of time to file) prior to the date hereof, such returns are accurate and complete in all material respects and Delta has paid or caused to be paid all taxes due, in each case to the extent Purchasers would incur liability for Delta’s failure to file such returns or pay such taxes. There are no outstanding tax liens that have been filed by any tax authority against the Delta Assets. No claims are being asserted in writing with respect to any taxes relating to Delta’s business for which the Purchasers reasonably could be held liable and Delta knows of no basis for the assertion of any such claim;

(k)

Delta has never received any notice of or been prosecuted for non-compliance with any environmental laws, nor has Delta settled any allegation of non-compliance short of prosecution. There are no orders or directions relating to environmental matters requiring any work, repairs or construction or capital expenditures to be made with respect to the Delta Assets, nor has Delta received notice of any of the same; and

(l)	there are no known liabilities of Delta or its associates or Affiliates, whether or not accrued and whether or not determined or determinable, in respect of which the Purchasers may become liable on or after the Closing Date, and Delta is specifically excluded from any responsibility of future potential environmental liabilities; and

(m)

Delta agrees that upon the closing of this agreement, any previous agreements with Stallion dated May 20, 2008, with respect to an option to purchase any portion of Delta’s Mississippi Assets as stated in Schedule 1A, is hereby null and void and specifically does not grant Delta any right to sell any portion of the Mississippi assets in the future.

6.	REPRESENTATIONS AND WARRANTIES OF STALLION

6.1

Stallion represents and warrants to each of the Purchasers, with the intent that each of the Purchasers will rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby, as follows:

(a)

the execution and delivery of this Agreement and the completion of the transaction contemplated hereby have been duly and validly authorized by all necessary limited liability company action on the part of Stallion, and this Agreement constitutes a valid and binding obligation of Stallion enforceable against Stallion in accordance with its terms; except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(b)

except as will be remedied by the consents, approvals, releases, and discharges described in Schedule 3 - Consents attached hereto, neither the execution and delivery of this Agreement nor the performance of Stallion’s obligations hereunder will:

(i)

violate or constitute default under any order, decree, judgment, statute, by-law, rule, regulation, or restriction applicable to Stallion, the Stallion Assets, or any contract, agreement, instrument, covenant, mortgage, or security, to which Stallion is a party or which is binding upon Stallion,

		(ii)	to the knowledge of Stallion, result in any fees, duties, taxes, assessments, penalties or other amounts becoming due or payable by the Purchasers under any sales tax legislation.

		(iii)	give rise to the creation or imposition of any Encumbrance on the Stallion Assets,

		(iv)	violate or constitute default under any license, permit, approval, consent or authorization held by Stallion, or

		(v)	violate or trigger any liability on behalf of the Purchasers pursuant to any legislation governing the sale of the Stallion Assets by Stallion.

	(c)	Stallion owns and possesses and has good and marketable title to the Stallion Assets free and clear of all Encumbrances of every kind and nature whatsoever;

(d)

Stallion does not have any indebtedness in excess of $10,000.00 which might by operation of law or otherwise now or hereafter constitute an Encumbrance upon the Stallion Assets; no person other than the Purchasers have any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from Stallion of the Stallion Assets;

(e)

except as otherwise provided herein, this Agreement discloses all contracts, engagements, and commitments, whether oral or written, relating to the Stallion Assets including in particular contracts, engagements, and commitments:

		(i)	out of the ordinary course of business,

(ii)	which entail the payment of in excess of $10,000.00 during any one year period,

(iii)	respecting ownership of or title to any interest or claim in or to any real or personal property making up the Stallion Assets,

(iv)

respecting any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person except for cheques endorsed for collection in the ordinary course of the business;

(v)

any confidentiality, secrecy or non-disclosure contract, (whether Stallion is a beneficiary or obligant thereunder) relating to any proprietary or confidential information or any non- competition or similar contract;

(vi)

there has not been any default in any obligation or liability in respect of said contracts, engagements, or commitments by Stallion and Stallion has performed all of the material obligations required to be performed by it and is entitled to all benefits under any contracts;

(vii)	there has not been any amendment, modification, variation, surrender, or release of said contracts, engagements, and commitments; and

(viii)

each of said contracts, engagements, and commitments is in good standing and in full force and effect and Stallion has performed all of the material obligations required to be performed by it and is entitled to all benefits thereunder, and is not in default or alleged to be in default in respect of any material contract or any other contracts, engagements or commitments provided for in this Agreement, to which Stallion is a party or by which it is bound;

(f)

neither the execution and delivery of this Agreement nor the completion of the purchase and sale hereby contemplated will give any party to this Agreement the right to terminate, dispute or cancel any licenses or permits, rules, regulations, and ordinances applicable to the Delta Assets or affect such compliance;

(g)

except as disclosed in Schedule 2 - Legal and Regulatory Proceedings, there are no actions, suits, proceedings, investigations, complaints, orders, directives, or notices of defect or noncompliance by or before any court, governmental or domestic commission, department, board, tribunal, or authority, or administrative, licensing, or regulatory agency, body, or officer issued, pending, or to the best of Stallion’s knowledge threatened against or affecting Stallion or in respect of the Stallion Assets;

(h)

there is no requirement applicable to Stallion to make any filing with, give any notice to or to obtain any license, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, except for the filings, notifications, licenses, permits, certificates, registrations, consents and approvals described in Schedule 3 - Consents, or that relate solely to the identity of the Purchasers or the nature of any business carried on by the Purchasers except for the notifications, consents and approvals described in Schedule 3 - Consents;

(i)

Stallion has filed or caused to be filed all material tax returns of Stallion which have become due (taking into account valid extensions of time to file) prior to the date hereof, such returns are accurate and complete in all material respects and Stallion has paid or caused to be paid all taxes due, in each case to the extent Purchasers would incur liability for Stallion’s failure to file such returns or pay such taxes. There are no outstanding tax liens that have been filed by any tax authority against the Stallion Assets. No claims are being asserted in writing with respect to any taxes relating to Stallion’s business for which the Purchasers reasonably could be held liable and Stallion knows of no basis for the assertion of any such claim;

(j)

Stallion has never received any notice of or been prosecuted for non-compliance with any Environmental Laws, nor has Stallion settled any allegation of non-compliance short of prosecution. There are no orders or directions relating to environmental matters requiring any work, repairs or construction or capital expenditures to be made with respect to the Stallion Assets, nor has Stallion received notice of any of the same; and

(k)

there are no known liabilities of Delta or its associates or Affiliates, whether or not accrued and whether or not determined or determinable, in respect of which the Purchasers may become liable on or after the Closing Date, and Delta is specifically excluded from any responsibility of future potential environmental liabilities; and

(l)

Stallion agrees that upon the closing of this agreement, any of previous agreements with Delta dated May 20, 2008, with respect to an option to purchase any portion of Delta’s Mississippi Assets as stated in Schedule 1is hereby null and void and specifically does not grant Stallion any optioned right to purchase any portion of the Mississippi assets in the future.

7.	REPRESENTATIONS OF CHEETAH

7.1

Cheetah represents and warrants to each of the Vendors as follows, with the intent that each of the Vendors will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated hereby, that:

(a)

Cheetah is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada and has the power, authority, and capacity to enter into this Agreement and to carry out its terms;

(b)

the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of Cheetah, and this Agreement constitutes a valid and binding obligation of Cheetah enforceable against Cheetah in accordance with its terms; except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(c)

there is no requirement for Cheetah to make any filing with, give any notice to or obtain any license, permit, certificate, registration, authorization, consent or approval of, any government or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement; and

(d)

neither the execution and delivery of this Agreement nor the performance of Cheetah’s obligations hereunder will violate or constitute a default under the constating documents, by-laws, or articles of Cheetah, any order, decree, judgment, statute, by-law, rule, regulation, or restriction applicable to Cheetah, or any contract, agreement, instrument, covenant, mortgage or security to which Cheetah is a party or which are binding upon Cheetah.

8.	REPRESENTATIONS OF LEXARIA

8.1

Lexaria represents and warrants to each of the Vendors as follows, with the intent that each of the Vendors will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated hereby, that:

(a)

Lexaria is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada and has the power, authority, and capacity to enter into this Agreement and to carry out its terms;

(b)

the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of Lexaria, and this Agreement constitutes a valid and binding obligation of Lexaria enforceable against Lexaria in accordance with its terms; except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(c)

there is no requirement for Lexaria to make any filing with, give any notice to or obtain any license, permit, certificate, registration, authorization, consent or approval of, any government or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement; and

(d)

neither the execution and delivery of this Agreement nor the performance of Lexaria’s obligations hereunder will violate or constitute a default under the constating documents, by-laws, or articles of Lexaria, any order, decree, judgment, statute, by-law, rule, regulation, or restriction applicable to Lexaria, or any contract, agreement, instrument, covenant, mortgage or security to which Lexaria is a party or which are binding upon Lexaria.

9.	COVENANTS OF DELTA

9.1	Between the date of this Agreement and the Closing Date, Delta covenants and agrees that Delta:

(a) will not sell or dispose of any of the Delta Assets and will preserve the Delta Assets intact without any further Encumbrances;

(b)

will afford the Purchasers and their authorized representatives full access during normal business hours to Delta Assets and without limitation all title documents, abstracts of title, deeds, leases, contracts, financial statements, policies, reports, licenses, books, records, and other such material relating to the Delta Assets, and furnish such copies thereof and other information, as the Purchasers may reasonably request;

(c)

will use its best efforts to procure and obtain at or prior to the Closing Date all such consents, approvals, releases, and discharges as may be required to effect the transactions contemplated hereby from all federal, state, municipal or other governmental or regulatory bodies and from all other third parties as necessary;

(d)

at the request of the Purchasers, Delta will execute such consents, authorizations and directions as may be necessary to permit any inspection of the Delta Assets or to enable the Purchasers or their authorized representatives to obtain full access to all files and records relating to the Delta Assets maintained by governmental or other public authorities;

(e)

Delta will use its best efforts to take or cause to be taken all necessary corporate action, steps and proceedings to approve and authorize validly and effectively the transfer of the Delta Assets to the Purchasers and the execution and delivery of this Agreement and any other Agreements or documents contemplated hereby and to cause all necessary meetings of members or managers of Delta to be held for such purpose; and

(f)

will not, without the prior written consent of the Purchasers, enter into any transaction or refrain from doing any action that, if effected before the date of this Agreement, would constitute a breach of any representation, warranty, covenant or other obligation of Delta contained herein.

10.	COVENANTS OF STALLION

10.1	Between the date of this Agreement and the Closing Date, Stallion covenants and agrees that Stallion:

(a) will not sell or dispose of any of the Stallion Assets and will preserve the Stallion Assets intact without any further Encumbrances;

(b)

will afford the Purchasers and their authorized representatives full access during normal business hours to Stallion Assets and without limitation all title documents, abstracts of title, deeds, leases, contracts, financial statements, policies, reports, licenses, books, records, and other such material relating to the Stallion Assets, and furnish such copies thereof and other information, as the Purchasers may reasonably request;

(c)

will use its best efforts to procure and obtain at or prior to the Closing Date all such consents, approvals, releases, and discharges as may be required to effect the transactions contemplated hereby from all federal, state, municipal or other governmental or regulatory bodies and from all other third parties as necessary;

(d)

at the request of the Purchasers, Stallion will execute such consents, authorizations and directions as may be necessary to permit any inspection of the Stallion Assets or to enable the Purchasers or their authorized representatives to obtain full access to all files and records relating to the Stallion Assets maintained by governmental or other public authorities;

(e)

Stallion will use its best efforts to take or cause to be taken all necessary corporate action, steps and proceedings to approve and authorize validly and effectively the transfer of the Stallion Assets to the Purchasers and the execution and delivery of this Agreement and any other Agreements or documents contemplated hereby and to cause all necessary meetings of members or managers of Stallion to be held for such purpose; and

(f)

will not, without the prior written consent of the Purchasers, enter into any transaction or refrain from doing any action that, if effected before the date of this Agreement, would constitute a breach of any representation, warranty, covenant or other obligation of Stallion contained herein.

11.	COVENANTS OF THE PURCHASERS

Between the date of this Agreement and the Closing Date, each of the Purchasers will make all reasonable efforts to obtain and procure in co-operation with the Vendors all consents, approvals, releases, and discharges required to effect the transactions contemplated hereby.

12.	INDEMNIFICATION, REMEDIES, SURVIVAL

12.1	Certain Definitions

For the purposes of this Article 12 the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages including damages for lost profits or lost business opportunities.

12.2	Agreement of Delta to Indemnify

Delta will indemnify, defend, save and hold harmless, to the full extent of the law, for a period of three years from the Closing Date with the exception of subsection (c) hereof which shall survive the Closing Date indefinitely, the Purchasers and their Directors and shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Purchasers their Directors and their shareholders by reason of, resulting from, based upon or arising out of:

(a)

the breach by Delta of any representation or warranty of Delta contained in or made pursuant to this Agreement, any Delta document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Delta of any covenant or agreement of Delta made in or pursuant to this Agreement, any Delta document or any certificate or other instrument delivered pursuant to this Agreement.

(c)

The breach or partial breach by Delta on any misrepresentations made to the operators of the properties set out in Schedule 1A or any other parties involved prior to March *, 2009 with respect to the properties as set out in Schedule 1A.

12.3	Agreement of Stallion to Indemnify

Stallion will indemnify, defend, save and hold harmless, to the full extent of the law, for a period of three years from the Closing Date with the exception of subsection (c) hereof which shall survive the Closing Date indefinitely, the Purchasers and their Directors and shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Purchasers and their Directors and their shareholders by reason of, resulting from, based upon or arising out of:

(a)

the breach by Stallion of any representation or warranty of Stallion contained in or made pursuant to this Agreement, any Stallion document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Stallion of any covenant or agreement of Stallion made in or pursuant to this Agreement, any Stallion document or any certificate or other instrument delivered pursuant to this Agreement.

(c)

The breach or partial breach by Stallion_ on any misrepresentations made to the operators of the properties set out in Schedule 1B or any other parties involved prior to March *, 2009 with respect to the properties as set out in Schedule 1B.

12.4	Agreement of Cheetah to Indemnify

Cheetah will indemnify, defend, and hold harmless, to the full extent of the law, for a period of three years from the Closing Date, the Vendors and their shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Vendors and their shareholders by reason of, resulting from, based upon or arising out of:

(a)

the breach by Cheetah of any representation or warranty of Cheetah contained in or made pursuant to this Agreement, any Cheetah document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Cheetah of any covenant or agreement of Cheetah made in or pursuant to this Agreement, any Cheetah document or any certificate or other instrument delivered pursuant to this Agreement.

12.5	Agreement of Lexaria to Indemnify

Lexaria will indemnify, defend, and hold harmless, to the full extent of the law, for a period of three years from the Closing Date, the Vendors and their shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Vendors and their shareholders by reason of, resulting from, based upon or arising out of:

(a)

the breach by Lexaria of any representation or warranty of Lexaria contained in or made pursuant to this Agreement, any Lexaria document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)

the breach or partial breach by Lexaria of any covenant or agreement of Lexaria made in or pursuant to this Agreement, any Lexaria document or any certificate or other instrument delivered pursuant to this Agreement.

13.	NON MERGER

13.1

The representations, warranties, covenants, and agreements of the Vendors contained herein and those contained in the documents and instruments delivered pursuant hereto or in connection herewith will survive the Closing Date for a period of eighteen months, and notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases the Vendors of such representation, warranty, covenant, or agreement), or any investigation by the Purchasers, same will remain in full force and effect.

13.2

The representations, warranties, covenants, and agreements of the Purchasers contained herein and those contained in the documents and instruments delivered pursuant hereto or in connection herewith will survive the Closing Date for a period of eighteen months, and notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases the Purchasers of such representation, warranty, covenant, or agreement), or any investigation by the Vendors, same will remain in full force and effect.

14.	CONDITIONS PRECEDENT

14.1	The obligation of the Purchasers to consummate the transactions herein contemplated is subject to the fulfillment of each of the following conditions precedent at the times stipulated:

(a)

that the representations and warranties of each of the Vendor contained herein are true and correct on and as at the Closing Date with the same force and effect as if such representations and warranties were made as at the Closing Date, except as may be in writing disclosed to and approved by the Purchasers;

(b)

that all the terms, covenants, conditions, agreements, and obligations hereunder on the part of each of the Vendors to be performed or complied with at or prior to the Closing Date, including in particular each of the Vendors’ obligation to deliver the documents and instruments herein provided for in Clause 14, have been performed and complied with as at the Closing Date;

(c)

that between the date hereof and the Closing Date no force majeure, change, event, or circumstance has occurred which materially adversely affects the Purchased Assets or which, significantly reduces the value of the Purchased Assets to the Purchasers;

(d)	that between the date hereof and the Closing Date there has not been any substantial loss, damage, or destruction, whether or not covered by insurance, to the Purchased Assets;

(e)	no legal or regulatory action or proceeding will be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Assets contemplated hereby;

(f)

that at the Closing Date, there will have been obtained from all appropriate federal, state, municipal or other governmental or administrative bodies such licenses, permits, consents, approvals, certificates, registrations and authorizations as are required to be obtained by each of the Vendors to permit the change of ownership of the Purchased Assets contemplated hereby, and all notices, consents and approvals with respect to the transfer or assignment of any contracts;

(g)

that at the Closing Date, each of the Vendors will have given or obtained the notices, consents and approvals described in Schedule 3 - Consents, in each case in form and substance satisfactory to each of the Purchasers, acting reasonably;

14.2

The foregoing conditions of Clause 14.1 are for the exclusive benefit of the Purchasers and may be waived in whole or in part by each of the Purchasers at any time. If any of the conditions contained in Clause 14.1 will not be performed or fulfilled at or prior to the Closing Date to the satisfaction of each of the Purchasers, acting reasonably, the Purchasers, may, by notice to the Vendors, terminate this Agreement and the obligations of the Vendors and the Purchasers under this agreement, provided that the Purchasers may also bring an action pursuant to Article 12 against the Vendors for damages suffered by the Purchasers where the non-performance or non-fulfillment of the relevant condition is as a result of a breach of covenant, representation or warranty by the Vendors.

14.3	The obligation of each of the Vendors to consummate the transactions herein contemplated is subject to the fulfillment of each of the following conditions precedent at the times stipulated:

(a)

that the representations and warranties of each of the Purchasers contained herein are true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties were made as at the Closing Date, except as may be in writing disclosed to and approved by each of the Vendors; and

(b)

that all terms, covenants, conditions, agreements, and obligations hereunder on the part of each of the Purchasers to be performed or complied with at or prior to the Closing, including in particular each of the Purchasers’ obligation to deliver the documents and instruments herein provided for in Clause 15, have been performed and complied with as at the Closing.

14.4

The foregoing conditions of Clause 14.3 are for the exclusive benefit of each of the Vendors and may be waived in whole or in part by each of the Vendors at any time. If any of the conditions contained in Clause 14.3 will not be performed or fulfilled at or prior to the Closing Date to the satisfaction of each of the Vendors acting reasonably, the Vendors may, by notice to the Purchasers, terminate this Agreement and the obligations of the Vendors and the Purchasers under this Agreement, provided that the Vendors may also bring an action pursuant to Article 12 against the Purchasers for damages suffered by it where the non- performance or non-fulfillment of the relevant condition is as a result of a breach of covenant, representation or a warranty by the Purchasers.

15.	TRANSACTIONS OF THE VENDORS AT THE CLOSING

15.1

At the Closing Date, each of the Vendors will execute and deliver or cause to be executed and delivered all deeds, conveyances, bills of sale, transfers, assignments, agreements, certificates, documents, and instruments as may be necessary to effectively vest good and marketable title to each of the Purchased Assets in the respective Purchaser free and clear of any Encumbrances and without limiting the foregoing, will execute and deliver or cause to be executed and delivered:

(a)	all consents, approvals, releases, and discharges as may be required to effect the transactions contemplated hereby, including in particular those described in Schedule 3 - Consents;

(b)	a certificate of the Vendor dated the Closing, acceptable in form and content to the solicitors for the Purchaser, certifying that the conditions set out in Clause 14.1 have been satisfied;

(c)	executed releases by any third parties which have any Encumbrances against the Purchased Assets;

(d)

a certified copy of a resolution of the Directors of the respective Vendor duly passed authorizing the execution and delivery of this Agreement and the completion of the transactions contemplated hereby; and

(e)	all such other documents and instruments as the Purchasers’ lawyers may reasonably require.

16.	TRANSACTIONS OF THE PURCHASER AT THE CLOSING

16.1	At the Closing each of the Purchasers will deliver or cause to be delivered to the Vendors:

(a)

a certified copy of a resolution of the Directors of the respective Purchaser duly passed authorizing the execution and delivery of this Agreement and the completion of the transactions contemplated hereby;

(b)

a certificate of an officer of the Purchaser dated as of the Closing Date, acceptable in form and content to the solicitors for the Vendors, certifying that the conditions precedent set out in Clause 14.3 have been satisfied; and

(c) all such other documents and instruments as the Vendors or its solicitors may reasonably require.

17.	TAXES

17.1	All sales, use and other transfer taxes payable in respect of the transactions arising out of the purchase of the Purchased Assets as contemplated hereby will be paid by the Purchasers.

18.	PLUG AND ABANDONMENT AND ENVIRONMENTAL

All costs associated with plug and abandonment operations of all natural gas and oil wells contemplated under this Agreement will be paid by the Purchasers and these plug and abandonment liabilities are specifically excluded from any Vendor responsibility. Additionaly, all environmental costs and liabilities will be assumed by the Purchasers.

19.	FURTHER ASSURANCES

19.1

From time to time subsequent to the Closing Date, the parties covenant and agree, at the expense of the requesting party, to promptly execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

20.	ASSIGNMENT

20.1	This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

21.	SUCCESSORS AND ASSIGNS

21.1	This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

22.	COUNTERPARTS

22.1	This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

23.	NOTICES

23.1

Any notice required or permitted to be given under this Agreement will be in writing and may be given by personal service or by prepaid registered mail, and addressed to the proper party or transmitted by electronic facsimile generating proof of receipt of transmission at the address or facsimile number stated below:

(a)	if to Cheetah:

CHEETAH OIL & GAS LTD. Box 172 Station A
Nanaimo, British Columbia, Canada

Facsimile No.: 250.714.1186

with a copy to:

Macdonald Tuskey
Suite 1210, 777 Hornby Street Vancouver, British Columbia V6Z 1S4 Attention: William L. Macdonald

Facsimile No.: +1 (604) 681-4760

(b)	if to Lexaria:

LEXARIA CORP. 604-700 West Pender Street Vancouver, British Columbia V6C 1G8 Canada

Facsimile No.: 604-685-1602 250-765-4408

(c)	if to Delta:

DELTA OIL & GAS, INC. 2600 144 4th Ave S.W. Alberta,

604-700 West Pender Street Vancouver, British Columbia V6C 1G8 Canada

Facsimile No.: 604.602.1625

(d)	if to Stallion:

THE STALLION GROUP 604-700 West Pender Street Vancouver, British Columbia V6C 1G8 Canada

Facsimile No.: 604 602 1625

or to such other address or facsimile number as any party may specify by notice. Any notice sent by registered mail as aforesaid will be deemed conclusively to have been effectively given on the fifth business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then such notice will not be effectively given until actually received. Any notice transmitted by electronic facsimile will be deem conclusively to have been effectively given if evidence of receipt is obtained before 5:00 p.m. (recipient’s time) on a Business Day, and otherwise on the Business Day next following the date evidence of receipt of transmission is obtained by the sender.

24.	TENDER AND EXTENSIONS

24.1

Tender may be made upon the Vendors or Purchasers or upon the solicitors for the Vendors or Purchasers and such solicitors are expressly authorized by their respective clients to confirm extensions of the Closing Date.

25.	REFERENCE DATE

25.1

This Agreement is dated for reference as of the date first above written, but will become binding as of the date of execution and delivery by all parties hereto and subject to compliance with the terms and conditions hereof, the transfer and possession of the Purchased Assets will be deemed to take effect as at the close of business on the Closing Date. References herein to the date of the Agreement or to the date hereof shall be deemed to mean the date set forth in the preamble to this Agreement.

26.	REFERENCES TO AGREEMENT

26.1

The terms “this Agreement”, “hereof’, “herein”, “hereby”, “hereto”, and similar terms refer to this Agreement and not to any particular clause, paragraph or other part of this Agreement. References to particular clauses are to clauses of this Agreement unless another document is specified.

IN WITNESS WHEREOF the parties have executed and delivered these presents on the dates indicated below.

CHEETAH OIL & GAS LTD.

Per:     /s/ signed
            Authorized Signatory

Dated: April 3, 2009

LEXARIA CORP.

Per:     /s/ signed
            Authorized Signatory

Dated: April 3, 2009

DELTA OIL & GAS, INC.

Per:     /s/ signed
            Authorized Signatory

Dated: April 3, 2009

THE STALLION GROUP

Per:     /s/ signed
            Authorized Signatory

Dated: April 3, 2009

LIST OF SCHEDULES

Schedule	Description

1A	Description of Delta Assets

1B	Description of Stallion Assets

2	Legal and Regulatory Proceedings

3	Consents

SCHEDULE 1A

DESCRIPTION OF DELTA ASSETS

[All of Delta’s oil & gas assets presently held in the State of Mississippi with Griffin & Griffin Exploration L.L.C. and their associated companies including wells, reserves, infrastructure, permits, pre-payments etc; including but not limited to the following:]

Phase I
Agreement(s) Dated 21st December 2005 & the Amendment dated 27 July 2006 signed by Delta, noting rights, options and obligations.

PP F-12-1 PDP Oil Well
PP F-12-3 PDP Oil Well
PP F-39 PDP GasWell
PP F-6B PDP Gas Well
PP F-52A PNP Gas Well
PP F-29 PDP Gas Well
PP F-42 PNP Gas Well

Phase II
Agreement(s) Dated 2nd August 2006 signed by Delta, noting rights, options and obligations.

USA 1-37 PNP Gas Well
USA 1-37 Gas Well
USA 39-14 PNP Gas Well
BR F-33 PNP Gas Well
Faust No. 1 PNP Gas Well

SCHEDULE 1B

DESCRIPTION OF STALLION ASSETS

[All of Stallion’s oil & gas assets presently held in the State of Mississippi with Griffin & Griffin Exploration L.L.C. and their associated companies including wells, reserves, infrastructure, permits, pre-payments etc; including but not limited to the following:]

Phase II
Agreement(s) Dated 2 August 2006 signed by Stallion, noting rights, options and obligations.

USA 1-37 PNP Gas Well
USA 1-37 Gas Well
USA 39-14 PNP Gas Well
BR F-33 PNP Gas Well

Faust No. 1 PNP Gas Well

SCHEDULE 2

LEGAL AND REGULATORY PROCEEDINGS

Delta

None

Stallion

None

SCHEDULE 3

CONSENTS

Delta

          1. Resolution of the Directors authorizing this Agreement and the sale of the assets set out in Schedule 1A.

Stallion

          1. Resolution of the Directors authorizing this Agreement and the sale of the assets set out in Schedule 1B.